Exhibit 99.906 CERT

POWERLAW CORP.

FORM N-CSR (9-30-25)

EXHIBIT (b)

PEO CERTIFICATION:

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 (the “Report”) of Powerlaw Corp. (the “Registrant”).

I, Peter Smith, the President and Principal Executive Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	December 19, 2025

By:	/s/ Peter Smith
Peter Smith (Principal Executive Officer)
President

CFO CERTIFICATION:

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 (the “Report”) of Powerlaw Corp. (the “Registrant”).

I, Tracy Hogan, the Chief Financial Officer and Principal Financial Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	December 19, 2025

By:	/s/ Tracy Hogan
Tracy Hogan (Principal Financial Officer)
Chief Financial Officer